21,352,500 Shares

                               OFFICEMAX, INC.

                                Common Shares

                            UNDERWRITING AGREEMENT

                                                  July 19, 1995

          DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION
          MORGAN STANLEY & CO. INCORPORATED
          DEAN WITTER REYNOLDS INC.
          McDONALD & COMPANY SECURITIES, INC.
          WILLIAM BLAIR & COMPANY
            As representatives of the
              several U.S. underwriters
              named in Schedule I hereto
            c/o Donaldson, Lufkin & Jenrette
                  Securities Corporation
                140 Broadway
                New York, New York  10005

          DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION
          MORGAN STANLEY & CO. INTERNATIONAL LIMITED
          DEAN WITTER INTERNATIONAL LTD.
          McDONALD & COMPANY SECURITIES, INC.
          WILLIAM BLAIR & COMPANY
            As representatives of the
              several international
              managers named in Schedule
              II hereto
            c/o Donaldson, Lufkin & Jenrette
                  Securities Corporation
                Jupiter House
                Trinton Court
                14 Finsbury Square
                London EC2A 1BR, England

          Dear Sirs and Mesdames:

                    OfficeMax, Inc., an Ohio corporation (the
          "Company"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 2,548,974 of its Common Shares, without par value ("Common Shares"), and Kmart Corporation, a Michigan corporation (the "Selling Shareholder"), proposes to sell to the several Underwriters an aggregate of 18,803,526 Common Shares. The 2,548,974 Common Shares to be issued and sold by the Company are hereinafter called the Company Shares. The 18,803,526 Common Shares to be sold by the Selling Shareholder are hereinafter called the Shareholder Shares. The Company Shares and the Shareholder Shares are hereinafter called the Firm Shares.

                    It is understood that, subject to the
          conditions hereinafter stated, 2,039,180 Company Shares (the "U.S. Company Shares") and 15,042,820 Shareholder Shares (the "U.S. Shareholder Shares," and together with the U.S. Company Shares, the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and 509,794 Company Shares (the "International Company Shares") and 3,760,706 Shareholder Shares (the "International Shareholder Shares," and together with the International Company Shares, the "International Shares") will be sold to the several International Managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Dean Witter Reynolds Inc., McDonald & Company Securities, Inc., and William Blair & Company shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Donaldson Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. International Limited, Dean Witter International Ltd., McDonald & Company Securities, Inc., and William Blair & Company shall act as representatives (the "International Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the Underwriters.

                    The Company also proposes to sell to the several U.S. Underwriters not more than an additional 3,202,875 Common Shares (the "Additional Shares"), if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. The Company and the Selling Shareholder are hereinafter collectively referred to as the Sellers.

                    1.   Registration Statement and Prospectus.
          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 (File No. 33-93890) including a prospectus relating to the Shares, which may be amended. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages and the "Underwriting" sections. If the Company has elected not to rely on Rule 430A under the Act, the Company will prepare and promptly file an amendment to the registration statement containing amended prospectuses or, if the Company has elected to rely on Rule 430A, it will prepare and timely file prospectuses pursuant to Rule 424(b) under the Act that disclose the information previously omitted from the prospectus in reliance on Rule 430A. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of offering registered under the Act, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Act, is hereinafter referred to as the Registration Statement; and the U.S. prospectus and the international prospectus (including any prospectus subject to completion meeting the requirements of Rule 434(b) under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(b) as the prospectus provided to meet the requirements of Section 10(a) of the
          Act) in the respective forms first used to confirm sales of Shares are hereinafter referred to as the Prospectus.

                    2.   Agreements to Sell and Purchase.  The
          Company hereby agrees to issue and sell the U.S. Company Shares, and the Selling Shareholder hereby agrees to sell the U.S. Shareholder Shares, to the several U.S. Underwriters, and each of the U.S. Underwriters, upon the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder at a price per share of $19.155 (the "Purchase Price"), the respective number of U.S. Company Shares and U.S. Shareholder Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter.

                    The Company hereby agrees to issue and sell the International Company Shares, and the Selling Shareholder hereby agrees to sell the International Shareholder Shares, to the International Managers named in Schedule II hereto, and each of the International Managers, upon the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder at the Purchase Price the respective number of International Company Shares and International Shareholder Shares set forth opposite the name of such International Manager in
          Schedule II hereto.

                    On the basis of the representations and
          warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares and the U.S. Underwriters shall have the right to purchase, severally and not jointly, up to 3,202,875 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The U.S. Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of the is Agreement. The U.S. Representatives shall give any such notice on behalf of the U.S. Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of U.S. Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of U.S. Firm Shares.

                    The Selling Shareholder hereby agrees not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common shares of the Company or any securities convertible into or exercisable or exchangeable for such common shares or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common shares, except to the Underwriters pursuant to this Agreement, for a period of 120 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during that period the Selling Shareholder may (i) sell or transfer Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares held by it to any person in a transaction not involving a public offering, provided that as a condition to that sale or transfer that purchaser or transferee, as applicable, agrees to be bound by the limitations described in the first sentence of this paragraph, and
          (ii) sell Common Shares to persons exercising options granted pursuant to the Company's 1988 Share Option Agreements. The Company hereby agrees, and the Company shall concurrently with the execution of this Agreement deliver an agreement executed by Michael Feuer pursuant to which he agrees, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any common shares of the Company or any securities convertible into or exercisable or exchangeable for such common shares or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common shares, for a period of 90 days (in the case of the Company) or 180 days (in the case of Mr. Feuer) after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may issue, offer, sell, contract to sell or otherwise dispose of Common Shares or grant share options pursuant to any of the Company's director compensation or employee benefit plans that are described in the Company's November 2, 1994 prospectus and in effect as of the Closing Date,
          (ii) the Company may issue its Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, and (iii) Mr. Feuer may sell or transfer Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares held by him to any person in a transaction not involving a public offering, provided that as a condition to that sale or transfer that purchaser or transferee, as applicable, agrees to be bound by the limitations described in the immediately preceding sentence.

                    3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. Any allocation of the Shares described in the Prospectus as having been reserved for sale to certain individuals, including employees of the Company and the Selling Shareholder and members of their families, shall be made in accordance with timely instructions jointly delivered by the Company and the Selling Shareholder to Donaldson, Lufkin & Jenrette Securities Corporation.

                    Each U.S. Underwriter hereby makes to and with the Sellers the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of
          Section 3 of the Agreement Between U.S. Underwriters and International Managers of even date herewith, attached hereto as Annex I and incorporated herein by reference. Each International Manager hereby makes to and with the Sellers the representations and agreements of such International Manager contained in the seventh, eighth, ninth and tenth paragraphs of Section 3 of such Agreement, attached hereto as Annex II and incorporated herein by reference.

                    4.   Delivery and Payment.  Delivery to the
          Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934 ("Exchange Act")(the "Closing Date") following the date of the initial public offering, at such place as the U.S. Representatives, the Company and the Selling Shareholder shall agree. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

                    Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the U.S. Representatives and the Company shall agree at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between the U.S. Representatives and the Company.

                    Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by certified or official bank checks payable in New York Clearing House funds to the order of the applicable Seller.

                    5.   Agreements of the Company.  The Company
          agrees with you:

                    (a)  If the registration statement has not
               become effective prior to the time of execution of this Agreement, to use its best efforts to cause the registration statement, and any amendments thereof, to become effective and, if a filing under Rule 424(b) under the Act is required, to cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b).

                    (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and
               (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances when it is to be delivered to a purchaser). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                    (c)  To furnish to you, without charge, six
               signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                    (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus (including the issuance of any term sheet within the meaning of Rule 434) of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus (including the issuance of any term sheet within the meaning of Rule 434) which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

                    (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period prior to the expiration of nine months after the date of the Prospectus as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                    (f)  If during the period specified in
               paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                    (g)  Prior to any public offering of the
               Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, that the Company shall not be required to register or qualify as a foreign corporation or as a dealer in securities where it is not now so qualified or to file a general consent to service of process or take any other action which would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the offer and sale of the Shares in each jurisdiction in which the Shares have been qualified as provided above.

                    (h)  To make generally available to its
               shareholders (within the meaning of Section 11(a) of the Act and Rule 158 thereunder) as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of
               Section 11(a) of the Act and Rule 158 thereunder.

                    (i) During the period of three years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Shares a financial report of the Company and its subsidiaries on a consolidated basis, such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, audited by independent certified public accountants, and (ii) to mail and make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a condensed consolidated balance sheet, a condensed consolidated statement of operations and a condensed consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                    (j)  During the period referred to in paragraph
               (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Shares or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                    (k) To use its best efforts to have the Common Shares approved for listing on The New York Stock Exchange and to consult with Donaldson, Lufkin & Jenrette Securities Corporation prior to making any decision to discontinue that listing at any time within five years after the effective date of the Registration Statement.

                    (l) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                    (m) To immediately notify you of any change in the information referred to in paragraph 7(f) below, at any time during the period described in paragraph 5(e) hereof.

                    6.   Representations and Warranties of the
          Company. The Company represents and warrants to each Underwriter that:

                    (a) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                    (b)  (i)  Each part of the Registration
               Statement, when such part became effective (or, if the registration statement is not effective at the time of execution of this Agreement, when it becomes effective), did not contain (or will not contain, as the case may be) and each such part, as hereafter amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply (or, if the registration statement is not effective at the time of execution of this Agreement, when the Registration Statement becomes effective the Registration Statement will comply) and, as hereafter amended or supplemented, if applicable, will comply, in all material respects with the Act and (iii) the Prospectus does not contain and, as hereafter amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use therein.

                    (c) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the prospectus included in the Registration Statement.

                    (d) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each registration statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements and omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                    (e) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                    (f)  Except as otherwise set forth in the
               Prospectus, all of the outstanding capital stock or shares of, and any other ownership interests in, each of the Company's subsidiaries, are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                    (g) All the outstanding capital shares of the Company (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                    (h)  The authorized capital shares of the
               Company, including the Common Shares, conform as to legal matters to the description thereof contained in the Prospectus.

                    (i)  Neither the Company nor any of its
               subsidiaries is in violation of its respective charter, by-laws or regulations or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

                    (j) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as have been obtained or may be required under the securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

                    (k)  Except as otherwise set forth in the
               Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                    (l)  Neither the Company nor any of its
               subsidiaries is in violation of any foreign, federal, state or local law or regulation applicable to the Company relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law applicable to the Company relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder applicable to the Company, nor to the Company's knowledge is there any past violation of any law or regulation referred to in this subsection, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                    (m) The Company and each of its subsidiaries has such material permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

                    (n)  [Intentionally omitted.]

                    (o)  Except as otherwise set forth in the
               Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All real estate leases and other material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

                    (p) The Company and each of its subsidiaries maintains reasonably adequate insurance for the conduct of its business and the value of its properties or otherwise self-insures in a manner consistent with good industry practice.

                    (q)  Price Waterhouse LLP are independent
               public accountants with respect to the Company as required by the Act.

                    (r) The consolidated financial statements and notes thereto, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and except that the unaudited interim financial statements are subject to normal fiscal year-end adjustments; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                    (s) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                    (t) Except as set forth in the Prospectus, no holder of any security of the Company has any right to require registration of Common Shares or any other security of the Company.

                    (u)  The Company has complied with all
               provisions of Section 517.075, Florida Statutes
               (Chapter 92-198, Laws of Florida).

                    (v) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
               (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
               (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    7.   Representations and Warranties of the
          Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter that:

                    (a)  The Selling Shareholder is, and on the
               Closing Date will be, the sole holder of record and beneficial owner of the Shares to be sold by it pursuant to this Agreement, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever other than as described in the Prospectus or arising under this Agreement.

                    (b)  Upon delivery of and payment for the
               Shares to be sold by the Selling Shareholder pursuant to this Agreement, the Underwriters will receive all of the Selling Shareholder's interest in the Shares purchased from the Selling Shareholder, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                    (c)  The Selling Shareholder has, and on the
               Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder enforceable in accordance with its terms, except to the extent that
               (i) enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) the rights to indemnity and contribution hereunder may be limited by applicable law or public policy relating thereto.

                    (d) The Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                    (e) The execution, delivery and performance of this Agreement by the Selling Shareholder, compliance by the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as have been obtained or such as may be required under state securities laws or Blue Sky laws or the securities laws of foreign jurisdictions) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of the Selling Shareholder, or any agreement, indenture or other instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or property of such Selling Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Shareholder or property of the Selling Shareholder, except, in each case, for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the Selling Shareholder and that would not impair the Selling Shareholder's ability to consummate the transactions contemplated hereby.

                    (f)  The parts of the Registration Statement
               under the captions "Relationship With Kmart" and "Principal and Selling Shareholders" which specifically relate to the Selling Shareholder, do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

                    8. Indemnification. (a) The Company and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus or any preliminary prospectus, in the light of the circumstances under which they were made), except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission (i) based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein or
          (ii) made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented, if the Company shall timely furnish such amendment or supplement thereto) was not sent or given by or on behalf of the Underwriters to the person asserting any such loss, claim or liability, if required by law so to have been sent or given, at or prior to the written confirmation of the sale of the Shares as required by the Act, and the Prospectus (as so amended or supplemented, if applicable) would have corrected in all material respects such untrue statement or omission.

                    (b)  In case any action shall be brought
          against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or the Selling Shareholder, such Underwriter shall promptly notify the Company and the Selling Shareholder in writing and the Company and the Selling Shareholder shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company and the Selling Shareholder, (ii) the Company and the Selling Shareholder shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Selling Shareholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Shareholder, as the case may be (in which case the Company and the Selling Shareholder shall not have the right or obligation to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Shareholder shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and be reasonably acceptable to the Sellers and that all such fees and expenses shall be reimbursed as they are incurred). A Seller shall not be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any action where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested in a writing delivered by certified mail to the attention of the officer or department of the indemnifying party identified in Section 12 hereof that the indemnifying party reimburse the indemnified party for such fees and expenses of counsel as incurred, and shall have indicated in that written request that the indemnifying party may become liable for a proposed settlement in such action effected without its written consent if the requested reimbursement is not made, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 20 business days after the receipt by such indemnifying party of the aforesaid written request and (ii) prior to the date of such settlement such indemnifying party shall have failed to (A) reimburse the indemnified party in accordance with such request for all items included therein not being disputed in good faith by the indemnifying party, and (B) notify the indemnified party with reasonable specificity of the items included therein that the indemnifying party disputes in good faith. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Shareholder, its directors and each person, if any, controlling the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company, or the Selling Shareholder, any of its directors or any person controlling the Selling Shareholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Sellers (except that if any Seller shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Shareholder, its directors and any person controlling the Selling Shareholder shall have the rights and duties given to the Underwriter, by Section 8(b) hereof.

                    (d)  If the indemnification provided for in
          this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
          Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                    9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                    (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                    (b)  The Registration Statement shall have
               become effective not later than 10:00 A.M., New York City time, on the day following the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the knowledge of the Company, threatened by the Commission.

                    (c)(i)  Since the date of the latest balance
               sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital shares or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Michael Feuer and Edward L. Cornell, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a),
               (b), and (c) of this Section 9.

                    (d) All the representations and warranties of the Selling Shareholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Shareholder.

                    (e)  You shall have received on the Closing
               Date (x) an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Todd M. DuChene, General Counsel for the Company, to the effect set forth in items (i)- (xviii), below, (y) an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, counsel for the Company and the Selling Shareholder, to the effect set forth in items (vi), (viii), (ix), (xi), (xvi), (xviii) and (xix), below, and (z) an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Anthony N. Palizzi, General Counsel for the Selling Shareholder, to the effect set forth in items (vi) and (xi) (with respect to matters relating to the Selling Shareholder), below:

                       (i)  the Company and each of its
                    subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                      (ii)  the Company and each of its
                    subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                     (iii)  except as otherwise set forth in the
                    Prospectus, all of the outstanding capital stock or shares of, and other ownership interests in, each of the Company's subsidiaries, are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                      (iv)  all the outstanding Common Shares
                    (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                       (v)  the Shares to be issued and sold by the
                    Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                      (vi)  this Agreement has been duly
                    authorized, executed and delivered by the Company and the Selling Shareholder and is a valid and binding agreement of the Company and the Selling Shareholder enforceable in accordance with its terms (except to the extent that (a) enforcement thereof may be limited by
                    (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the rights to indemnity and contribution hereunder may be limited by applicable law or public policy relating thereto;

                     (vii)  the authorized capital shares of the
                    Company, including the Common Shares, conform as to legal matters to the description thereof contained in the Prospectus;

                    (viii) the Registration Statement has become effective under the Act and to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission;

                      (ix)  the statements under the captions
                    "Relationship with Kmart", "Relationship with Corporate Express" and "Underwriting" in the Prospectus, insofar as such statements constitute a summary of documents to which the Company or the Selling Shareholder is a party, have been reviewed by such counsel and fairly present the information called for with respect to such documents in all material respects; the statements under the caption "Certain United States Federal Tax Considerations to Non-U.S. Shareholders" in the Prospectus, to the extent such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects; and the statements under Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions or a summary of documents referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters and documents in all material respects;

                       (x)  neither the Company nor any of its
                    subsidiaries is in violation of its respective charter, by-laws or regulations and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

                      (xi)  (A) the execution, delivery and
                    performance of this Agreement by the Company and the Selling Shareholder, compliance by the Company and the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not result in any violation or conflict with any of the terms or provisions of any Applicable Laws or Applicable Orders (it being understood that for purposes of such opinion, (i) the term "Applicable Laws" means those laws, rules and regulations of the State of New York (for the opinion to be rendered by Skadden, Arps, Slate, Meagher & Flom), the State of Ohio (for the opinion to be rendered by Mr. DuChene), the state of Michigan (for the opinion to be rendered by Mr. Palizzi), and the United States of America that, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, each as in effect on the date of such opinion; (ii) the term "Applicable Orders" means those judgments, orders or decrees of Governmental Authorities (as such term is hereinafter defined) by which the Company or any of its subsidiaries or the Selling Shareholder is bound, the existence of which is actually known to such counsel or has been specifically disclosed to such counsel in writing; and (iii) the term "Governmental Authorities" means any New York (for the opinion to be rendered by Skadden, Arps, Slate, Meagher & Flom), Ohio (for the opinion to be rendered by Mr. DuChene), Michigan (for the opinion to be rendered by Mr. Palizzi) or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws); provided that in rendering such opinion, such counsel need not express any opinion with respect to (1) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions or (2) the information contained in, or the accuracy, completeness or correctness of, the Prospectus or the Registration Statement or the compliance thereof as to form with the Act and the rules and regulations promulgated thereunder, which matters are dealt with separately in items
                    (ix), (xii) and (xviii); (B) no Governmental
                    Approval is required for the execution,
                    delivery and performance of this Agreement by the Company and the Selling Shareholder, compliance by the Company and the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby (it being understood that for purposes of such opinion, the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws); provided that in rendering such opinion, such counsel need not express any opinion with respect to (1) any securities or Blue Sky laws of the various states or the securities laws of foreign jurisdictions or (2) such Governmental Approvals as have been obtained under the Act, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and (C) the execution, delivery and performance of this Agreement by the Company and the Selling Shareholder, compliance by the Company and the Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, regulations or by-laws of the Company or any of its subsidiaries or the organizational documents of the Selling Shareholder or any agreement, indenture or other instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, or to the conduct of the business of the Selling Shareholder and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries or the Selling Shareholder is a party or by which the Company or any of its subsidiaries or the Selling Shareholder or their respective properties are bound, except, with respect to the Selling Shareholder, in each case for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the Selling Shareholder and that would not impair the Selling Shareholder's ability to consummate the transactions contemplated hereby;

                    (xii)  after due inquiry, such counsel does
                    not know of any legal or governmental
                    proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                    (xiii)  to the best of such counsel's
                    knowledge, after due inquiry, neither the Company nor any of its subsidiaries is in violation of any Environmental Laws applicable to the Company, nor any federal or state law applicable to the Company relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder applicable to the Company, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                     (xiv)  the Company and each of its
                    subsidiaries has such material permits,
                    licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus; to the best of such counsel's knowledge, after due inquiry, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries;

                      (xv)  to the best of such counsel's
                    knowledge, all leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as will not result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

                     (xvi)  the Company is not an "investment
                    company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (xvii)  to the best of such counsel's
                    knowledge, after due inquiry, no holder of any security of the Company has any right to require registration of Common Shares or any other security of the Company except as set forth in the Prospectus;

                   (xviii)  (1) the Registration Statement
                    (including any registration statement filed under Rule 462(b) of the Act, if any) at the time it became effective and the Prospectus as of its date and any supplement or amendment thereto (except for the financial statements, financial statement schedules and other financial data included therein or omitted therefrom and the exhibits to the Registration Statement, as to which no opinion need be expressed) comply as to form in all material respects with the requirements of the Act, and
                    (2) no facts have come to the attention of such counsel that have led them to believe that (except for financial statements, financial statement schedules and other financial data included therein or omitted therefrom and the exhibits to the Registration Statement, as to which no opinion need be expressed) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements, financial statement schedules and other financial data included therein or omitted therefrom and the exhibits to the Registration Statement, as to which no opinion need be expressed) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                     (xix)  based solely on such counsel's
                    examination of the share records of the
                    Company, the Selling Shareholder is the sole holder of record of the Shares to be sold by it pursuant to this Agreement, and, assuming that each U.S. Underwriter acquiring any such Shares acquires the certificates representing those Shares in good faith and without notice of any adverse claim (within the meaning of the Uniform Commercial Code provisions that govern the Selling Shareholder's sale of Shares to the U.S. Underwriters), upon delivery of the certificates representing those Shares to the person designated by the U.S. Underwriters, registered in the name of the U.S. Underwriters, endorsed to the U.S. Underwriters or endorsed in blank, the U.S. Underwriters will acquire all of the Selling Shareholder's rights in those Shares free of any adverse claim (within the meaning of the Uniform Commercial Code provisions that govern the Selling Shareholder's sale of those Shares to the U.S. Underwriters).

                    In giving such opinion with respect to the
               matters covered by clause (xviii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified, and may further state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as otherwise specifically referred to in the opinions set forth in items (ix) and (xii) above.
               In giving such opinion with respect to matters governed other than by the federal law of the United States and the laws of the State of Ohio, Mr. DuChene may rely on the opinions of other counsel. In giving such opinion (A) with respect to the matters covered by clauses (vi) and (xi), Mr. DuChene may limit his comments to matters relating only to the Company, and (B) with respect to the matters covered by clause (ix), Mr. DuChene need not comment on the statements under the caption "Certain United States Federal Tax Considerations to Non-U.S. Shareholders. In giving such opinion with respect to matters governed other than by the federal law of the United States and the laws of the State of New York, Skadden, Arps, Slate, Meagher & Flom may rely on the opinions of other counsel. In giving such opinion (A) with respect to the matters covered by clause (vi), Skadden, Arps, Slate, Meagher & Flom may limit its comments to matters of enforceability,
               (B) with respect to the matters covered by clause
               (ix), Skadden, Arps, Slate, Meagher & Flom need not comment on the statements under the caption "Underwriting" or the statements under Item 14 or
               Item 15 of Part II of the Registration Statement, and (C) with respect to the matters covered by clause (xi), Skadden, Arps, Slate, Meagher & Flom may limit its comments to the matters covered by clauses (A) and (B) thereof. Opinions relied upon pursuant to this paragraph shall be rendered by counsel reasonably satisfactory to counsel for the Underwriters and shall also be addressed to the Underwriters. Counsel relying on any such opinion shall state that they believe that both you and they are justified in relying on such opinion.

                    The opinions of counsel described in paragraph
          (e) above shall be rendered to you at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

                    (f)  You shall have received on the Closing
               Date an opinion, dated the Closing Date, of Baker & Hostetler, counsel for the Underwriters, as to the matters referred to in clauses (v), (vi) (but only with respect to the Company), (vii), (viii), (ix) (but only with respect to the statements under the caption "Underwriting") and (xviii) of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by clause (xviii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified, and may further state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as otherwise specifically referred to in the opinion set forth in item (ix) above.

                    (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Price Waterhouse LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Price Waterhouse LLP on the date of this Agreement.

                    (h)  The Company shall have delivered to you
               the agreements specified in Section 2 hereof.

                    (i)  The Company and the Selling Shareholder
               shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Shareholder, as applicable, at or prior to the Closing Date.

          The several obligations of the U.S. Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                    10.   Effective Date of Agreement and
          Termination. This Agreement shall become effective upon the later of (i) the date of execution of this Agreement and (ii) the date on which notification of the effectiveness of the Registration Statement has been released by the Commission.

                    This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                    If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I or Schedule II bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Seller. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                    11.  Agreements of the Selling Shareholder.
          The Selling Shareholder agrees with you and the Company:

                    (a) To pay or to cause to be paid all transfer
               taxes with respect to the Shares to be sold by the Selling Shareholder;

                    (b) To take all reasonable actions in
               cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and any Option Closing Date and to satisfy all conditions precedent to the delivery of the Firm Shares pursuant to this Agreement; and

                    (c) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e),
               (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings with the National Association of Securities Dealers, Inc. in connection with the offering of the Shares, (vi) the listing of the Shares on The New York Stock Exchange, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be reasonably requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Sellers of their other obligations under this Agreement.

                    12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to OfficeMax, Inc., 3605 Warrensville Center Road, Shaker Heights, Ohio 44122,
          Attention: Todd M. DuChene, Senior Vice President, Secretary and General Counsel, (b) if to the Selling Shareholder, to Kmart Corporation, 3100 West Big Beaver Road, Troy, Michigan 48084, Attention: General Counsel, and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                    The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Shareholder, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                    If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with the transactions contemplated by this Agreement.

                    Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                    This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                    This Agreement may be signed in various
          counterparts which together shall constitute one and the same instrument.

                    Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling
          Shareholder and the several Underwriters.

                                        Very truly yours,

                                        OFFICEMAX, INC.


                                        By/s/ Michael Feuer
                                          _______________________
                                          Title: Michael Feuer
                                                 Chairman and CEO

                                        KMART CORPORATION

                                        By/s/ Thomas F. Murasky
                                          ________________________
                                          Title: Thomas F. Murasky
                                                 Executive Vice President

          DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION
          MORGAN STANLEY & CO. INCORPORATED
          DEAN WITTER REYNOLDS INC.
          McDONALD & COMPANY SECURITIES, INC.
          WILLIAM BLAIR & COMPANY

          Acting severally on behalf of
            themselves and the several
            U.S. Underwriters named in
            Schedule I hereto

          By DONALDSON, LUFKIN & JENRETTE
               SECURITIES CORPORATION

             By/s/ James T. Sington
               James T. Sington
                Managing Director

          DONALDSON, LUFKIN & JENRETTE
            SECURITIES CORPORATION
          MORGAN STANLEY & CO. INTERNATIONAL LIMITED
          DEAN WITTER INTERNATIONAL LTD.
          McDONALD & COMPANY SECURITIES, INC.
          WILLIAM BLAIR & COMPANY

          Acting severally on behalf of
            themselves and the several
            International Managers
            named in Schedule II hereto

          By DONALDSON, LUFKIN & JENRETTE
               SECURITIES CORPORATION

             By/s/ James T. Sington
               James T. Sington
                      Managiing Director


                                  SCHEDULE I


                                                             Number of U.S.
                                          Number of U.S.     Shareholder
                                          Company Shares     Shares to be
     U.S. Underwriters                    to be Purchased    Purchased

     Donaldson, Lufkin & Jenrette
       Securities Corporation              407,836              1,617,564
     Morgan Stanley International          407,836              1,617,564
     Dean Witter Capital Markets -
       International Limited               407,836              1,617,564
     McDonald & Company Securities, Inc.   407,836              1,617,564
     William Blair & Company               407,836              1,617,564
                                  Total  2,039,180

     Bear, Stearns & Co. Inc.                                     210,000
     Alex. Brown Sons Incorporated                                210,000
     A.G. Edwards Sons, Inc.                                      210,000
     Goldman, Sachs & Co.                                         210,000
     Lazard Freres & Co. LLC                                      210,000
     Merrill Lynch, Pierce, Fenner &
       Smith Incorporated                                         210,000
     J. P. Morgan Securities Inc.                                 210,000
     Prudential Securities Incorporated                           210,000
     Robertson, Stephens & Company, L.P.                          210,000
     Salomon Brothers Inc.                                        210,000
     Schroder Wertheim & Co. Incorporated                         210,000
     Smith Barney Inc.                                            210,000
     UPS Securities Inc.                                          210,000
     Sanford C. Bernstein & Co., Inc.                             210,000
     The Chicago Corporation                                      210,000
     C.J. Lawrence/Deutsche Bank
       Securities Corporation                                     210,000
     The Robinson-Humphrey Company, Inc.                          210,000
     Advest, Inc.                                                 125,000
     Arnhold and S. Bleichroeder, Inc.                            125,000
     J. C. Bradford & Co.                                         125,000
     Cowen & Company                                              125,000
     Crowell, Weedon & Co.                                        125,000
     First of Michigan Corporation                                125,000
     First Southwest Company                                      125,000
     Furman Selz Incorporated                                     125,000
     Gerard Klauer Mattison & Co.                                 125,000
     Gruntal & Co., Incorporated                                  125,000
     Interstate/Johnson Lane Corporation                          125,000
     Janney Montgomery Scott Inc.                                 125,000
     Ladenburg, Thalmann & Co. Inc.                               125,000
     Legg Mason Wood Walker Incorporated                          125,000
     Neuberger & Berman                                           125,000
     The Ohio Company                                             125,000
     Parker/Hunter Incorporated                                   125,000
     Pennsylvania Merchant Group Ltd                              125,000
     Ragen MacKenzie Incorporated                                 125,000
     Rauscher Pierce Refsnes, Inc.                                125,000
     Raymond James & Associates, Inc.                             125,000
     Roney & Co.                                                  125,000
     Sutro & Co. Incorporated                                     125,000
     Tucker Anthony Incorporated                                  125,000
     Wheat First Butcher Singer                                   125,000
     Blackford Securities Inc.                                     65,000
     Brean Murray, Foster Securities Inc.                          65,000
     Luther, Smith & Small, Inc.                                   65,000
     Pryor, McClendon, Counts & Co., Inc.                          65,000
          Total                                                15,042,820


                                   SCHEDULE II

                                                             Number of
                                          Number of Inter-   International
                                          national Company   Shareholder
                                          Shares to be       Shares to be
	    International Manager                Purchased          Purchased

     Donaldson, Lufkin & Jenrette
       Securities Corporation             101,959              592,141
     Morgan Stanley International         101,959              592,141
     Dean Witter Capital Markets -
       International Limited              101,959              592,141
     McDonald & Company Securities, Inc.  101,959              592,141
     William Blair & Company              101,959              592,141
                              Total       509,794
     Banque Indosuez                                           100,000
     Credit Lyonnais Securities                                100,000
     Deutsche Bank Aktiengesellschafi                          100,000
     Kleinwort Benson Limited                                  100,000
     Paribas Capital Markets                                   100,000
     Societe Generale                                          100,000
     Sumitomo Finance International                            100,000
     UBS Limited                                               100,000
          Total                                              3,760,706



                                  ANNEX I

               Each U.S. Underwriter represents that it has not offered or sold, and agrees not to offer or sell, any Shares, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and, without limiting the generality of the foregoing, represents that any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made.
     Each U.S. Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

                                  ANNEX II

               Each International Manager agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers Shares (including, without limitation, any applicable requirements relating to the delivery of the international prospectus, in preliminary or final form), in each case at its own expense. In connection with sales of and offers to sell Shares made by it, such International Manager will either furnish to each person to whom any such sale or offer is made a copy of the then current international prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or inform such person that such international prospectus, in preliminary or final form, will be made available upon request. Any offering material in addition to the international prospectus furnished by any International Manager to any person in connection with any offers or sales referred to in the preceding sentence (i) shall be prepared and so furnished at its sole risk and expense and (ii) shall not contain any information relating to the Shares or the Company which is inconsistent in any respect with the information contained in the international prospectus (as then amended or supplemented).

               Each International Manager further represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Managers or dealers and except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law. Each International Manager further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

               Each International Manager further represents and agrees that (i) it is not carrying on an investment business in the United Kingdom in contravention of Section 3 of the Financial Services Act of 1986 (the "1986 Act"), (ii) it has not offered or sold prior to the date six months after the date of issue of the Common Shares and will not offer or sell any Common Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (iii) it has complied and will comply with all applicable provisions of the 1986 Act with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom, and (iv) it has not issued or caused to be issued and will not issue or cause to be issued in the United Kingdom any investment advertisement (within the meaning of the 1986 Act) relating to Common Shares or (subject to and upon Part V of the 1986 Act coming into operation) any advertisement offering Common Shares, which advertisement is a primary or secondary offer within the meaning of the 1986 Act, except in any such case in compliance with provisions applicable under the 1986 Act or pursuant to any exemption thereunder and, in particular, it has not given and will not give copies of any Prospectus to any person in the United Kingdom who does not fall within Article 11(3) of the 1986 Act (Investment Advertisements) (Exemptions) Order 1995.

               Each International Manager agrees to indemnify and hold harmless the Company, the Selling Shareholder, each Underwriter and each person controlling the Company, the Selling Shareholder or any Underwriter from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by it of any of the provisions of paragraphs six, seven, eight and nine of this Section 3.